UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 24, 2018

McKesson Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-13252	94-3207296
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Post Street, San Francisco, California	94104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 983-8300

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

McKesson Corporation (“McKesson”, the “Company” or “we” and other similar pronouns) is furnishing to investors supplemental historical financial information by new reportable segment for the fiscal years ended March 31, 2018, March 31, 2017, and March 31, 2016 and the fiscal quarters ended June 30, 2017, September 30, 2017, December 31, 2017, and March 31, 2018.

As previously described in our Quarterly Reports on Form 10-Q for the quarters ended September 30, 2017 and December 31, 2017, and in our Annual Report on Form 10-K for the fiscal year ended March 31, 2018, the executive who was our segment manager of the Distribution Solutions segment retired from the Company in January 2018. As a result, the Company’s chief operating decision maker (“CODM”) evaluated our management and operating structure. In connection with the completion of this evaluation in the first quarter of fiscal 2019, our operating structure is realigned and, we will report our financial results in three reportable segments on a retrospective basis commencing in the first quarter of fiscal 2019 as follows: U.S. Pharmaceutical and Specialty Solutions, European Pharmaceutical Solutions and Medical-Surgical Solutions. All remaining operating segments and business activities that are not significant enough to require separate reportable segment disclosure are included in Other. The segment changes reflect how our CODM allocates resources and assesses performance commencing in the first quarter of fiscal 2019. The segment changes did not impact the previously issued consolidated financial statements nor earnings per common share of McKesson for historical periods.

Additional information regarding our new reportable segments is as follows:

Our U.S. Pharmaceutical and Specialty Solutions segment distributes brand, generic, specialty, biosimilar and over-the-counter (“OTC”) pharmaceutical drugs and other healthcare-related products and provides services to customers throughout the United States and Puerto Rico. This segment also provides specialty pharmaceutical solutions to pharmaceutical manufacturers including offering multiple distribution channels and clinical trial access to our network of oncology physicians.

Our European Pharmaceutical Solutions segment provides distribution and services to wholesale, institutional and retail customers in 13 European countries where we own, partner or franchise with retail pharmacies. This segment’s Pharmacy Solutions business delivers pharmaceutical and other healthcare-related products to pharmacies across Europe. This segment’s Consumer Solutions business directly serves patients and consumers in European countries through our own pharmacies and participant pharmacies that operate under brand partnership and franchise arrangements.

Our Medical-Surgical Solutions segment provides medical-surgical supply distribution, logistics and other services to healthcare providers, including physicians’ offices, surgery centers, extended care facilities, hospital reference labs, homecare and occupational health sites. We offer more than 275,000 national brand medical-surgical products as well as McKesson’s own line of high-quality products through a network of distribution centers within the United States.

Other primarily consists of the following:

•	McKesson Canada, which is one of Canada’s largest wholesale distributors, owner of approximately 450 Rexall retail pharmacies and provider of retail banner services;

•	McKesson Prescription Technology Solutions, which provides innovative solutions that help our customers drive business growth, realize greater business efficiencies, deliver high-quality care, enhance medication adherence and safety, and more effectively collaborate with other participants in the pharmaceutical supply chain; and

•	Our 70% equity ownership interest in a joint venture, Change Healthcare, LLC (“Change Healthcare”), which is accounted for by us using the equity investment method of accounting. Change Healthcare is a healthcare technology company that leverages software and analytics, network solutions, and technology-enabled services to enable better patient care, choice, and outcomes at scale.

The Company is furnishing supplemental historical segment financial information, which conforms to the new reportable segment structure, in the exhibit included as Exhibit 99.1. The Company believes the presentation of its historical segment financial information by new reportable segment provides useful supplemental information for investors to better understand the impact of segment changes.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Supplemental Historical Financial Information by New Reportable Segment for Fiscal Years Ended March 31, 2018, March 31, 2017 and March 31, 2016, and Fiscal Quarters Ended June 30, 2017, September 30, 2017, December 31, 2017 and March 31, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 24, 2018

McKesson Corporation

By:	/s/ Britt J. Vitalone
Britt J. Vitalone
Executive Vice President and Chief Financial Officer